UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2021

DiamondHead Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Park Ave.

7th Floor

New York, NY 10177
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 572-6260

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	DHHCU	The Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	DHHC	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	DHHCW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

DiamondHead Holdings Corp. (the “Company”) announced the pricing on January 25, 2021 of its initial public offering of 30,000,000 units at a price of $10.00 per unit. The units will be listed on The Nasdaq Stock Market LLC (NASDAQ) and trade under the ticker symbol “DHHCU” beginning on January 26, 2021. Each unit consists of one share of Class A common stock and one-fourth of one redeemable warrant, with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants will be exercisable. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the NASDAQ under the symbols “DHHC” and “DHHCW,” respectively. The offering is expected to close on January 28, 2021.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company intends to capitalize on the ability of its management team to identify, acquire and operate a business in any industry or sector and leverage its management team’s public market experience to unlock value in a private platform. The Company is led by David T. Hamamoto, the Company’s Chairman and Chief Executive Officer.

Goldman Sachs & Co. LLC is the underwriter of the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 4,500,000 units at the initial public offering price to cover the purchase of additional units, if any.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 25, 2021. This document shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. When available, copies of the prospectus relating to this offering may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com.

Cautionary Note Concerning Forward-Looking Statements

This document contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, https://www.sec.gov/.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD HOLDINGS CORP.
By:	/s/ David T. Hamamoto
Name: David T. Hamamoto Title: Chief Executive Officer

Date: January 25, 2021